Exhibit 32.2

In connection with the quarterly report on Form 10-Q for the quarterly period ended September 30, 2012 as filed by Seven Seas Cruises S. DE R.L. with the Securities and Exchange Commission on the date hereof (the “Report”), Jason M. Montague, Executive Vice President and Chief Financial Officer, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Seven Seas Cruises S. DE R.L.

Date: November 8, 2012

By: /s/ JASON M. MONTAGUE
Jason M. Montague
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)